As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1100 North Glebe Road, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

CACI INTERNATIONAL INC

1996 Stock Incentive Plan (As Amended August 13, 2002)

(Full title of the plan)

Jeffrey P. Elefante

Executive Vice President and General Counsel

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(Name and address of agent for service)

(703) 841-7800

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.10 per share	1,850,000(1)	$33.13(2)	$61,290,500	$4,959

Total

(1)	Represents shares of common stock issuable upon exercise of options and stock awards granted under the 1996 Stock Incentive Plan as amended.
(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on March 25, 2003.

This Registration Statement on Form S-8 is filed to register additional shares authorized pursuant to an amendment of our 1996 Stock Incentive Plan approved by our stockholders on November 21, 2002. The contents of our earlier registration statements on Form S-8 filed with the Securities and Exchange Commission on January 24, 1997, File No. 333-20407, and February 7, 2002, File No. 333-82342, with respect to shares of common stock authorized under our 1996 Stock Incentive Plan are herein incorporated by reference. The following information is provided to update and supplement the information contained in our Form S-8 filings dated January 24, 1997, and February 7, 2002.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information concerning the 1996 Stock Incentive Plan (“the Plan”) required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission:

(a)	our annual report on Form 10-K for our fiscal year ended June 30, 2002 (as filed on September 27, 2002);

(b)	our quarterly report on Form 10-Q for the six months ended December 31, 2002 (as filed on February 13, 2003);

(c)	our quarterly report on Form 10-Q for the three months ended September 30, 2002 (as filed on November 14, 2002);

(d)	our current reports on Form 8-K (as filed on October 10 and October 22, 2002 and February 4 and March 3, 2003); and

(e)	the description of our Common Stock contained in our registration statement on Form 8-A/A (as filed on March 21, 2003).

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 5. Interest of Named Experts and Counsel

Jeffrey P. Elefante, who has furnished the opinion of counsel included as Exhibit 5.1 hereto, is an officer of the Registrant, holds shares of, and options to purchase shares of, the Registrant’s Common Stock and may participate in the 1996 Stock Incentive Plan.

Item 8. Exhibits (listed by numbers corresponding to the exhibit table of Item 601 of Regulation S-K).

4.1

Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Form DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2

By-Laws of CACI International Inc (filed as Exhibit 3.2 to our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002 and incorporated herein by reference).

4.3	1996 Stock Incentive Plan as amended.

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.3	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on this 28th day of March 2003.

CACI INTERNATIONAL INC

By:	/s/
Jeffrey P. Elefante Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stephen L. Waechter and Jeffrey P. Elefante, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. P. London	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2003

/s/ Stephen L. Waechter	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 28, 2003

/s/ Micheal J. Bayer	Director	March 28, 2003

/s/ Peter A. Derow	Director	March 28, 2003

/s/ Richard L. Leatherwood	Director	March 28, 2003

/s/ Arthur L. Money	Director	March 28, 2003

/s/ Warren R. Phillips	Director	March 28, 2003

/s/ Charles P. Revoile	Director	March 28, 2003

/s/ William B. Snyder	Director	March 28, 2003

/s/ Richard P. Sullivan	Director	March 28, 2003

/s/ John M. Toups	Director	March 28, 2003

/s/ Larry D. Welch	Director	March 28, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1

Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Form DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2

By-Laws of CACI International Inc (filed as Exhibit 3.2 to our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002 and incorporated herein by reference).

4.3	1996 Stock Incentive Plan as amended.

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.3	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).